AMENDMENT NO. 1
PARTICIPATION AGREEMENT
     The Participation Agreement, (the “Agreement”), dated April 30, 2003, by and among AIM Variable Insurance Funds, a Delaware Trust (“AVIF”), A I M Distributors, Inc., a Delaware corporation (“AIM”), MONY Life Insurance Company, a New York life insurance company (“LIFE COMPANY”), on behalf of itself and each of its segregated asset accounts listed in Schedule A hereto, as the parties hereto may amend from time to time (each, an “Account,” and collectively, the “Accounts”); and MONY Securities Corporation, an affiliate of LIFE COMPANY and the principal underwriter of the contracts (“UNDERWRITER”) (collectively, the “Parties”), is hereby amended as follows:
     WHEREAS, on March 31, 2008, A I M Distributors, Inc. was renamed Invesco Aim Distributors, Inc. All references to A I M Distributors, Inc. will hereby be deleted and replaced with Invesco Aim Distributors, Inc.; and
     WHEREAS, AXA Advisors, LLC has assumed the operations of MONY Securities Corporation. All references to MONY Securities Corporation will hereby be deleted and replaced with AXA Advisors, LLC; and;
     WHEREAS, the parties wish to enable LIFE COMPANY to offer shares of the portfolios of AVIF in every LIFE COMPANY separate account;
     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

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SCHEDULE A
FUNDS AVAILABLE UNDER THE CONTRACTS
Series I and II shares
AIM V.I. Basic Balanced Fund
AIM V.I. Basic Value Fund
AIM V.I. Capital Appreciation Fund
AIM V.I. Capital Development Fund
AIM V.I. Core Equity Fund
AIM V.I. Diversified Income Fund
AIM V.I. Dynamics Fund
AIM V.I. Financial Services Fund
AIM V.I. Global Health Care Fund
AIM V.I. Global Real Estate Fund
AIM V.I. Government Securities Fund
AIM V.I. High Yield Fund
AIM V.I. International Growth Fund
AIM V.I. Large Cap Growth Fund
AIM V.I. Leisure Fund
AIM V.I. Mid Cap Core Equity Fund
AIM V.I. Money Market Fund
AIM V.I. PowerShares ETF Allocation Fund
AIM V.I. Small Cap Equity Fund
AIM V.I. Technology Fund
AIM V.I. Utilities Fund
SEPARATE ACCOUNTS UTILIZING THE FUNDS
Legacy “S”
Legacy “L”
Legacy “A”
MONY UGVL VUL
MONY UGVL SVUL
MONY UGVA VA
Keynote
CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
All Contracts

     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Effective date: April 19, 2010.

AIM VARIABLE INSURANCE FUNDS

Attest:	/s/ Peter Davidson		By:	/s/ John M. Zerr

	Name:	Peter Davidson		Name:	John M. Zerr
	Title:	Assistant Secretary		Title:	Senior Vice President

INVESCO AIM DISTRIBUTORS, INC.

Attest:	/s/ Peter Davidson		By:	/s/ John S. Cooper

	Name:	Peter Davidson		Name:	John S. Cooper
	Title:	Assistant Secretary		Title:	President

MONY LIFE INSURANCE COMPANY, on behalf of itself and its separate accounts

Attest:	/s/ Kenneth Beitler		By:	/s/ Steven M. Joenk

	Name:	Kenneth Beitler		Name:	Steven M. Joenk
	Title:	Vice President		Title:	Senior Vice President

AXA ADVISORS, LLC

Attest:	/s/ Kenneth Beitler		By:	/s/ Christine Nigro

	Name:	Kenneth Beitler		Name:	Christine Nigro
	Title:	Vice President		Title:	President

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